                                                                    Exhibit 10.1

                                      LEASE

         THIS LEASE made this 31st day of January, 1997, between GAULT RIVERPORT, LLC, a Kentucky limited liability corporation having its principal place of business at 1466 Gardiner Lane, Suite 200, Louisville, KY 40213-1988 (LESSOR) and GENICOM CORPORATION, a Delaware corporation, having its principal place of business at 14800 Conference Center Drive, Suite 400, Westfields, Chantilly, VA 22021-3806 (LESSEE),

WITNESSETH:

         That the LESSOR, in consideration of the undertakings to be performed by the LESSEE, its successors and assigns, hereby leases to the LESSEE and LESSEE leases from LESSOR certain real property (Premises) located in the County of Jefferson, Commonwealth of Kentucky, comprising 32.293 acres in Jefferson Riverport International Phase II, at the northwest corner of Trade Port Drive and Greenbelt Highway, Tax District 25, Block 2895, lot 0152 (see exhibit A attached).

         1.       TERM.

                  1.1 Term. The term of this lease shall be ten (10) years, beginning on the Rent Commencement Date as defined in Paragraph 4, unless sooner terminated pursuant to any provision hereof.

                  1.2 Early Possession. If LESSEE occupies the Premises prior to said commencement date, such occupancy shall be subject to all provisions hereof. Such occupancy shall not advance the terminate date, and LESSEE shall pay rent for such period at the initial monthly rates set forth below.

         2.       RENT AND ESCROW PAYMENTS.

                  2.1 The LESSEE agrees to pay to the LESSOR as rent for the Premises on a triple net basis the sum of NINE HUNDRED TWENTY EIGHT THOUSAND AND 00/100 DOLLARS ($928,000.00) per annum, payable in advance in monthly installments of SEVENTY SEVEN THOUSAND THREE HUNDRED THIRTY THREE AND 33/100 DOLLARS ($77,333.33) on the first day of each and every month of said term, together with escrow payments set forth in Paragraph 2.2 below, such total rent to be payable to the LESSOR at Gault Riverport, LLC, 1466 Gardiner Lane, Suite 200, Louisville, KY 40213-1988. Rent for any period during the term hereof which is for less than one month shall be a pro-rata portion of the monthly installment. Rent shall be payable in lawful money of the United States.

         2.2 During each month of the term of this Lease, on the same day that rent is due hereunder, LESSEE shall escrow with LESSOR an amount equal to 1/12 of the estimated annual cost of real estate tax and all risk property insurance items. The initial monthly escrow payments are based upon the estimated amounts for the year in question, and shall be increased or decreased annually to reflect the projected costs of such items. If LESSEE's escrow payments are less than actual costs, LESSEE shall pay the difference to LESSOR within thirty (30) days after LESSOR furnishes appropriate documentation to LESSEE. If the escrow payments are more than actual costs, LESSOR shall credit the excess against LESSEE's next annual escrow payments. The amount of the monthly rental and initial monthly escrow payments are as follows:

         (1)      Base Rent as set forth in Paragraph 2.1      $ 77,333.33
         (2)      Real Estate Tax Escrow Payment                  6,666.67
                  (estimated @ $.25/SF/YR)

         (3)      All Risk Property Insurance Escrow              1,333.33
                  Payment (estimated @ $.05/SF/YR)             -----------

                  Total Monthly Rental Payment                 $ 85,333.33
                                                               ===========

         3.       CONSTRUCTION OF PREMISES

                  3.1 Construction. LESSOR agrees, prior to the Rent Commencement Date of this lease, to construct at its sole cost and expense and complete the Project as described below in accordance with plans and specifications approved and initialed by the parties, and attached as Exhibit B, (hereafter referred to as "Plans"). The Project shall consist of a building providing approximately 320,000 square feet on 32.293 acres, together with driveways, parking areas, site work and related improvements. Minor changes from such plans and specifications which may be necessary during construction shall not affect, change or invalidate this lease and will be communicated to lessee.

                  3.2 LESSEE's Representatives. For the purposes of Paragraph 3.1, the LESSEE's representatives shall be either Dana Pittman or Michael J. Shelor and no modification, amendment or waiver of the execution of Paragraph
3.1 shall be effective unless signed by one of the aforementioned individuals, provided, however, that in an emergency, the consent of one of the aforementioned individuals shall be permitted orally if confirmed in writing within ten (10) days.

                  3.3 Delay in Leasing. In the event LESSOR shall be delayed or hindered in the construction of the Premises or prevented from completing such construction by any strike, lockout, labor dispute, fire, damage or destruction or casualty, unavailability of material, weather, power failures, unavailability of utilities, restrictive governmental laws or regulations, riots, insurrection, war or similar reason beyond its control, then LESSOR shall be excused for the period of delay and the time limit for construction shall be extended for such period of delay; provided, however, if such delay exceeds three (3) months, then either party may terminate this lease upon prior written notice to the other and neither party shall have any further liability under this lease.

                  3.4 Substantial Completion Date. Subject to Paragraph 3.3, the Project shall be substantially completed on or before July 27, 1997. Substantial completion is defined as the date on which a Certificate of Occupancy has been issued by the appropriate governmental agency stating that construction is sufficiently complete so that LESSEE can utilize the Project for its intended purpose or the date upon which LESSEE begins using or occupying any portion of the Project, whichever occurs first. In the event LESSEE begins using or occupying any portion of the Project prior to LESSOR's delivery of a Certificate of Occupancy, LESSOR shall thereafter procure and deliver such Certificate to LESSEE within a reasonable period of time and LESSOR's failure to deliver such Certificate shall give LESSEE the right to cancel this lease upon fifteen (15) days prior written notice to LESSOR.

                  3.5 Compliance with Laws. LESSOR shall construct and complete the Project as defined by the Plans in compliance with all laws, statutes, orders, ordinances, rules and regulations of any federal, state or municipal body or other governmental agency having jurisdiction thereof (specifically including OSHA requirements, hazardous substance requirements, pollution standards or requirements, etc.) then in effect as of the date the Certificate of Occupancy is issued.

                  3.6 Construction Warranty. Construction shall be done in a workmanlike manner. LESSOR warrants that the Project shall be free of defects in workmanship for a period of two (2) years following LESSEE's acceptance of the Project (see reference to this Paragraph in Paragraph 8.1). If any such defects are discovered, LESSEE will promptly notify LESSOR, who shall have thirty (30) days within which to correct such defects or such reasonable additional time as the circumstances may fairly require to correct said defects. Lessor will warrant such repairs for a period of one (1) year. LESSOR furthermore hereby assigns to LESSEE all transferable warranties, including those in excess of 2 years, made available to LESSOR from manufacturers of products or the providers of services or labor used in the construction of the Project.

         4.       POSSESSION.

                  4.1 Rent Commencement Date. LESSOR shall deliver actual possession of the Premises to LESSEE and LESSEE shall accept delivery of possession no later than the completion date specified in Paragraph 3.4, and the date upon which such possession is delivered shall constitute the Rent commencement Date. LESSOR shall give LESSEE at least thirty (30) days prior written notice of the anticipated Rent Commencement Date. On the Rent Commencement Date, LESSEE will be deemed to have accepted the Premises and acknowledged that the Premises are in the condition required under this lease, except for such matters of which written notice shall be given by LESSEE to LESSOR within ninety (90) days after the Rent Commencement Date. The rent due under this lease shall commence on the Rent Commencement Date. LESSEE and its contractors installing equipment, trade fixtures, furnishings and decorations in the Premises shall not delay or interfere with LESSOR's construction or delivery of possession and any such delay or interference shall not postpone the commencement of the lease term or the obligation to pay rent.

                  4.2 LESSOR not Liable for Delays. Under no circumstances shall LESSOR be liable for any delays in the delivery of possession to LESSEE except as provided in 3.3. LESSEE's sole and exclusive remedies shall be the non-payment of rent until the Premises are ready for occupancy and possession is delivered to LESSEE or termination as provided in Paragraph 3.3.

                  4.3 Memorandum of Leasehold Interest. If requested by LESSEE, LESSOR will join with LESSEE in executing a written instrument in recordable form evidencing LESSEE's leasehold interest in the Premises.

         5. USE OF PREMISES. The Premises are to be used by the LESSEE in connection with its business as a facility for the repair, storage and distribution of computer and related electrical/data products, and the LESSOR expressly represents that said Premises may be so used for such purposes.

         6. ARREARS OF RENT AND DEFAULT IN COVENANTS. It is agreed between the parties hereto that if, after forty-five (45) days written notice from the LESSOR to the LESSEE a default other than a failure to pay the required rent shall continue, it shall be lawful for the said LESSOR to declare said term ended, and to enter into the Premises or any part thereof, and to expel and remove the LESSEE or any other person or persons occupying the Premises; except that in the event that LESSEE shall, upon receipt of said forty-five (45) days notice, commence in good faith and with reasonable dispatch to rectify any default hereunder, other than a default in payment of rent, the reasonable time necessary to remedy such default shall be added to such forty-five (45) day period and LESSEE shall not be deemed in default hereunder so long as it continues with due diligence to remedy such default.

         7. ASSIGNMENT AND SUBLETTING. LESSEE agrees that it will not sublet the Premises or any part thereof, or assign this lease without the written consent of the LESSOR, which consent the LESSOR agrees will not be unreasonably withheld.

         8.       MAINTENANCE AND REPAIRS, TAXES AND INSURANCE.

                  8.1 Maintenance and Repairs. During the entire term of this Lease, LESSOR will be liable for the repair or maintenance of the roof, structural supports or exterior walls, unless repairs or maintenance to the roof, structural supports or exterior walls are a result of LESSEE's sole negligence. Additionally, during the first two (2) years of the Lease, as part of LESSOR's warranty described in Paragraph 3.6, LESSOR shall repair and maintain, at its sole cost and expense, all heating, ventilating and air-conditioning equipment; all plumbing and sprinkler systems; all lighting and electrical systems (except tube/bulb replacements); all loading doors and dock equipment, normal wear and tear excepted. However, the repairs and maintenance shall be made by LESSEE if they are a result of LESSEE sole negligence.

                  At the beginning of the third year of the Lease, LESSEE agrees, at its reasonable cost and expense, to perform all necessary maintenance and repairs to the Premises.

                  During the entire term of this Lease, LESSEE shall be responsible for its own snow removal, trash removal, parking lot cleaning, landscaping maintenance and lawn care.

                  8.2 Taxes. Using funds provided by LESSEE'S escrow payments as set forth in Paragraph 2.2, LESSOR agrees to make payment for all real estate taxes and assessments levied against said Premises and grounds payable during the term of this lease and any renewal thereof. LESSEE shall pay prior to delinquency all undisputed taxes assessed against and levied upon its trade fixtures, furnishings, equipment and all other of its personal property contained in the Premises.

                  8.3 Property Insurance. Using funds provided by LESSEE's escrow payments as set forth in Paragraph 2.2, LESSOR agrees to provide all risk property insurance on the Building at rates competitive in the local market. LESSEE shall be responsible for providing insurance coverage as LESSEE may deem appropriate for its personal property.

                  8.4 Liability Insurance. During the term of this lease or any renewal thereof, LESSEE shall, at LESSEE's reasonable expense, maintain adequate insurance for bodily injury (including death) or property damage claims arising out of LESSEE's use or occupancy of the Premises. Such insurance shall have minimum liability limits of $1 Million per occurrence with a $5 Million policy aggregate. LESSOR shall be named as an "Additional Insured." A Certificate of Insurance evidencing the foregoing coverage shall be furnished to LESSOR upon request.

                  8.5 Waiver of Subrogation. The LESSOR and the LESSEE hereby release each other from any liability for loss or damage occurring on or to the Premises or to the contents thereof, caused by fires or other hazards ordinarily covered by fire and extended coverage insurance policies and each waives all rights of recovery against the other for such loss or damage. Negligence lawfully attributable to either party which, whether in whole or in part, is a contributing cause of the casualty giving rise to the loss or damage shall not affect the foregoing release and waiver.

         9. ALTERATIONS BY LESSEE. The LESSEE may make from time to time such improvements to the Premises as will, in the judgment of said LESSEE, better adapt the same to the purposes of its business, subject to prior written consent of the LESSOR, which consent the LESSOR agrees will not be unreasonably withheld; provided, however, that the LESSEE shall make no such improvements which shall affect the structural capacity of the building except upon the approval of the LESSOR. All improvements, of any nature whatsoever whether trade fixtures or otherwise, added to such Premises by the LESSEE shall be at its own expense unless agreed otherwise by both parties and shall remain the property of the LESSEE and upon or at any time before the expiration of the term of this lease or any renewal thereof, or sooner termination of the term hereunder, LESSEE shall remove from said Premises the improvements and restore the Premises to its original condition, reasonable wear and tear excepted.

         10. DAMAGE OR DESTRUCTION BY FIRE, ETC. In the event of the total destruction of the Premises by fire, unavoidable accident, or other casualty, this lease shall immediately terminate and all advance payments of rent, if any, covering periods subsequent to such destruction shall be promptly refunded to the LESSEE. In the event a portion of the Premises is rendered untenantable by fire, unavoidable accident or other casualty during the term hereof, the LESSOR shall repair the same with all reasonable speed. The rent hereby reserved shall abate during the time such portion shall remain untenantable in such proportion as the Premises so rendered untenantable bears to the entire Premises, and rent, if any, paid in advance shall be refunded accordingly. If the Premises are not repaired or restored with four (4) months, LESSEE may terminate this lease upon ten (10) days prior written notice to LESSOR.

         11. UTILITIES. The Premises shall be metered directly for electricity, natural gas, water and sewer (including drainage) and LESSEE shall pay directly to the utilities all charges for said utilities.

         12. QUIET ENJOYMENT. The LESSOR hereby covenants that it has a good indefeasible title to the said Premises and that the same, on the first day of the term hereby granted, shall be free and clear of all liens, encumbrances, violations, encroachments and leases and that the LESSEE, upon paying the rent herein stipulated and performing and observing the covenants by it to be kept and performed as herein provided, shall have peaceable and quiet possession of said Premises during the term of this lease and any renewal thereof.

         13.      DEFAULT.

                  13.1 Mortgage Principal and Interest. If LESSOR shall default in the payment of interest upon or principal of any mortgage or other lien encumbering said Premises, then in priority to this lease, LESSEE may at its option pay the same and the amount so paid, with interest from the date of such payment, may be applied by LESSEE upon any rent theretofore or thereafter falling due hereunder.

                  13.2 Foreclosure. If foreclosure of any such mortgage should be commenced resulting in the entry of a judgment of foreclosure and sale, LESSEE may procure any other lender to take the mortgage by assignment, or may itself take an assignment thereof, the LESSOR hereby constituting LESSEE as its attorney-in-fact for such purpose, and any reasonable amount of expense incurred by the LESSEE in so doing shall be paid by LESSOR to LESSEE on demand or may be applied by LESSEE upon any rent theretofore or thereafter falling due hereunder.

                  13.3 Proceeds. If pursuant to such judgment of foreclosure and sale, the Premises shall be sold and the rights of the LESSEE in this lease shall be completely cut off and barred, then, in such event, the LESSEE shall be entitled to receive from any surplus monies which may be realized upon such sale, the value of the leasehold estate hereby created and lease terminated.

         14. SIGNS. The LESSEE shall have the right to erect and maintain any appropriate sign or signs for use in connection with its business upon the exterior and/or interior of said Premises. The location and dimension of such sign or signs shall be subject to LESSOR's prior approval which will not be unreasonably withheld. LESSOR shall not be liable for any damage or injury caused by the sole negligence of the LESSEE in the maintenance or erection thereof. LESSOR agrees to prohibit the display of any sign or signs on the Premises other than those erected and maintained by LESSEE.

         15. CONDEMNATION. If the entire Premises be taken by virtue of condemnation, eminent domain or for any public or quasi-public improvement, or if any part of the Premises be taken so that the use and occupancy by LESSEE of the remaining portion of the Premises for the purposes of its business shall be materially affected and the Premises rendered unfit therefor, then this lease and all obligations of the LESSEE hereunder shall terminate and all advance payments of rent, if any, covering periods subsequent to such taking, shall be promptly refunded to the LESSEE. Any award in condemnation shall be apportioned between the LESSOR and LESSEE according to law and the rules and practice usual in such cases. If a part of the Premises be so taken which does not materially affect the use and occupancy by LESSEE for its purposes nor render the Premises unfit therefor, then LESSOR shall be entitled to the entire award and shall at its own cost and expense perform such reconstruction work as shall be necessary to render the Premises suitable for occupancy by LESSEE for its said purposes. The rent hereby reserved shall abate during such time as such part of the Premises is untenantable as a result of such reconstruction; and upon completion thereof, the annual rental hereunder shall be reduced by multiplying the rent prior to the taking described herein by a fraction, the numerator of which is the area of the Premises not available for use by LESSEE as a result of the condemnation and denominator of which is the area of the Premises before such taking.

         16.      ENVIRONMENT

                  16.1 LESSOR'S Responsibility. LESSOR agrees to observe all laws and regulations dealing with environmental matters and agrees to hold LESSEE harmless from any loss, cost or expense incurred by LESSEE as a result of LESSOR's failure to do so.

                  16.2 Compliance with Environmental Laws. LESSEE shall at all times and in all respects comply with all federal, state, and local laws, ordinances, and regulations ("Hazardous Materials Laws") relating to industrial hygiene, environmental protection, or the use, analysis, generation, manufacture, storage, presence, disposal, or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste, or other hazardous toxic, contaminated, or polluting materials, substances, or wastes, including, without limitations, any "hazardous substances," "hazardous wastes," "hazardous materials," or toxic substances under any such laws, ordinances, or regulations (collectively, "Hazardous Materials").

                  16.3 Hazardous Materials Handling. LESSEE shall at its own expense procure, maintain in effect, and comply with all conditions of any and all permits, licenses, and other governmental and regulatory approvals required for LESSEE's use of the Premises, including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, LESSEE shall cause any all Hazardous Materials removed from the Premises to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. LESSEE shall in all respects handle, treat, deal with, and manage any and all Hazardous Materials in, on, under, or about the Premises in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. All reporting obligations imposed by hazardous Materials Laws are strictly the responsibility of LESSEE. LESSEE is "in charge" of LESSEE's "facility" as such terms are used in CERCLA (Comprehensive Environmental Response, Compensation, and Liability Act of 1980 as amended by the Super Fund Amendment and Reauthorization Act of 1986.)

                  16.4 Removal. Upon expiration or earlier termination of the term of the Lease, LESSEE shall cause all Hazardous Materials, the presence of which is attributable to LESSEE, to the extent possible, to be removed from the Premises and transported for use, storage, or disposal in accordance and compliance with all applicable Hazardous Materials Laws. LESSEE shall not take any remedial action in response to the presence of any Hazardous Materials in or about the premises, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to any Hazardous materials in any way connected with the Premises without first notifying LESSOR of LESSEE's intention to do so and affording LESSOR ample opportunity to appear, intervene, or otherwise appropriately assert and protect LESSOR's interest with respect thereto. In addition, at LESSOR's request, LESSEE shall remove any tanks or fixtures which contain, contained, or are contaminated with hazardous Materials, provided LESSEE is responsible for the presence of such Hazardous Materials.

                  16.5 Notices. LESSEE shall immediately notify LESSOR in writing of: (i) any enforcement, cleanup, removal, or other governmental or regulatory action instituted, completed, or threatened pursuant to any Hazardous materials Laws; (ii) any claim made or threatened by any person against LESSEE or the Premises, relating to damage, contribution, cost recovery compensation, loss, or injury resulting from or claimed to result from any hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any hazardous Materials in, on, or removed from the Premises, including any complaints, notices, warnings, reports, or asserted violation in connection therewith. LESSEE shall also supply to LESSOR as promptly as possible, and in any event within five (5) business days after LESSEE first receives or sends the same, with copies of all claims, reports, complaints, notices, warnings, or asserted violations relating in any way to the Premises, or LESSEE's use thereof. LESSEE shall promptly deliver to LESSOR copies of hazardous Waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Premises.

                  16.6 Indemnity. LESSEE shall indemnify and hold LESSOR together with LESSOR's partners, employees, agents, attorneys, successors and assigns, harmless from any loss, cost or expense incurred by LESSOR if such loss, cost or expense is caused solely by the failure of LESSEE to observe any Hazardous Materials Law, the violation of which occurs because of actions taken solely by LESSEE.

                  16.7 Availability of LESSOR's Phase I Environmental Report. Upon request, LESSOR shall furnish LESSEE a copy of the Phase I audit conducted by Ecologix, Inc.

         17. SEVERABILITY. The invalidity of any provision of this lease as determined by a court of competent jurisdiction shall in no way affect the validity of any other provision hereof.

         18. SUCCESSORS AND ASSIGNS. It is mutually covenanted and agreed by and between the parties hereto that each and every one of the expressions, phrases, terms, covenants, provisions, agreements, requirements, obligations and privileges in this lease contained shall extend to and insure to the benefit of and bind the parties hereto, their respective heirs, executors, administrators, successors and assigns.

         19. NOTICES. Any notice by the LESSOR to the LESSEE, or by the LESSEE to the LESSOR, shall be in writing and may be given and shall be deemed to have been duly given, if either delivered personally or mailed in any general or branch post office enclosed in a certified or registered postpaid envelope addressed to the respective addresses below stated:

                           To the LESSOR at:

                                    Gault Riverport, LLC
                                    1466 Gardiner Lane, Suite 200
                                    Louisville, KY  40213-1988
                                    Attn:  Charles P. Marsh

                           To the LESSEE at the premises, with copy to:

                                    Genicom Corporation
                                    7601 Trade Port Drive
                                    Louisville, KY  40258
                                    Attn:  Mr. Dana M. Pittman

         Either party may at any time change the address for notices to such party by delivering or mailing notice as aforesaid at least (5) days previously stating the change and setting forth the changed address.

         20. CHOICE OF LAW. This lease shall be governed by the laws of the State wherein the Premises are located.

         21. CONSENTS. Wherever in this lease the consent of one party is required to an act of the other party, such consent shall not be unreasonably withheld.

         22. AUTHORITY. Each individual executing this lease on behalf of LESSEE and LESSOR represents and warrants that he or she is duly authorized to execute and deliver this lease.

         23. SECURITY DEPOSIT. There shall be no security deposit in connection with this Lease.

         24. COMMISSION. LESSOR shall be solely responsible for any real estate commission due in connection with this lease.

         25. RIGHT OF FIRST REFUSAL. In the event Lessor receives a bona fide offer to purchase the Premises, any part of the Premises, or property which includes the Premises, during the term of this Lease (the "Purchase Offer"), and desires to accept the same or should Lessor during the term of this Lease offer to sell the Premises, any part thereof or any property which includes the Premises (the "Sale Offer"), Lessee shall have the right of first refusal to purchase the subject property at the same price and upon the same terms and conditions as contained in the Purchase Offer or Sale Offer. Immediately upon receiving a Purchase Offer or prior to making a Sale Offer, Lessor shall notify Lessee in writing, setting forth the name and address of the prospective purchaser, the proposed purchase price and all other terms and conditions of the Purchase Offer or Sales Offer. Lessee shall have a period of thirty (30) days after receipt of said notice within which to notify Lessor of its election to purchase on the terms contained in such offer. In the event Lessee fails to give notice of its election to purchase within such a thirty (30) day period, this Lease (including this RIGHT OF FIRST REFUSAL provision which shall also be binding on subsequent purchasers, if any) shall nevertheless remain in full force and effect, shall survive the sale of the Premises and shall be binding upon the purchaser or purchasers of the Premises. If the sale of the property subject to a Purchase Offer or a Sale Offer is not closed on the terms and conditions set forth therein (with no change in the purchase price or method of payments thereof) to the purchaser making or accepting such offer no later than ninety (90) days after the date of closing specified therein, the Lessee's right of first refusal as provided herein shall again apply as to such Purchase Offer or Sale Offer and shall also apply as to any subsequent Purchase Offer or Sale Offer.

         26. LESSEE'S RIGHT TO CANCEL LEASE. LESSEE may cancel this Lease as of the end of the 84th month, provided LESSEE shall have completed both of the following: (a) given LESSOR 180 day prior written notice of its intention to cancel and, (b) paid to LESSOR a cancellation payment of FOUR HUNDRED SIXTY-FOUR THOUSAND AND NO/100 DOLLARS ($464,000.00) at the end of the 84th month.

         27.      ESTOPPEL CERTIFICATES

                  Lessee shall, within twenty (20) days after written request of Lessor, execute, acknowledge and deliver to Lessor or to Lessor's mortgagee, proposed mortgagee, land lessor or proposed purchaser of the Premises, any estoppel certificates requested by Lessor which shall state whether this Lease is in full force and effect and whether any changes may have been made to the original of this Lease; whether the Term of this Lease has commenced and full Rent is accruing; whether there are any defaults by Lessor and, if so, the nature of such defaults; whether possession has been assumed and all improvements to be provided by Lessor have been completed; whether Rent has been paid more than thirty (30) days in advance; whether there are any liens, charges or offsets against Rent due or to become due; and whether the address shown on such estoppel certificate is accurate.

                        (balance of this page left blank)

                  IN WITNESS WHEREOF, LESSOR and LESSEE have executed this Lease through their respective authorized representatives, as of the day and year written first above.

WITNESSES AS TO LESSOR:             LESSOR:

                                    GAULT RIVERPORT, LLC
         Jean Mattingly             a Kentucky limited liability corporation
------------------------------

         Stephen C. Gault           By: Charles P. Marsh
------------------------------          ------------------------------------
                                        Charles P. Marsh

                                    Title:   Member
                                          ----------------------------------

WITNESSES AS TO LESSEE:             LESSEE:

                                    GENICOM CORPORATION
               ?                    a Delaware corporation
------------------------------
               ?                    By: James C. Gale
------------------------------          ------------------------------------
                                    Title:   CFO
                                          ----------------------------------

                              LESSOR ACKNOWLEDGMENT

STATE OF KENTUCKY    )
                     )  :SS
COUNTY OF JEFFERSON  )

         Before me, the undersigned, a Notary Public in and for said county and state, personally appeared Charles P. Marsh as Member of Gault Riverport, LLC, a Kentucky corporation, known to me to be the persons and officers whose names are subscribed to the foregoing instrument and acknowledged to me that the same was the free act and deed of the said corporation and they executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Louisville, Kentucky, this 31st day of January, 1997.

                                               Terri P. Jones
                                               Notary Public

                              LESSEE ACKNOWLEDGMENT

STATE OF Virginia         )
                          ) :SS
COUNTY OF Fairfax         )

         Before me, the undersigned, a Notary Public in and for said county and state, personally appeared James C. Gale, as CFO, of Genicom Corporation, a Delaware corporation, known to me to be the person and officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the free act and deed of Genicom Corporation, and such person executed the same as the act of such corporation for the purposes and consideration therein expressed and in the capacity therein stated.

         IN TESTIMONY WHEREOF, I have hereunto set my hand and official seal at Chantilly, Virginia, this 30th day of January, 1997.

                                            MaryAnn Martin (?)
                                              Notary Public